                                                    Exhibit D

               [FORM OF TRUST PREFERRED SECURITIES CERTIFICATE]

     THIS TRUST PREFERRED SECURITIES CERTIFICATE IS A BOOK-ENTRY TRUST PREFERRED SECURITIES CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS TRUST PREFERRED SECURITIES CERTIFICATE IS EXCHANGEABLE FOR TRUST PREFERRED SECURITIES CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT.

     UNLESS THIS TRUST PREFERRED SECURITY CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO SCE&G TRUST I OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY TRUST PREFERRED SECURITY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER                  NUMBER OF TRUST PREFERRED
SECURITIES

      CAI-_____                           ________________

                CUSIP NO. _______________

           CERTIFICATE EVIDENCING TRUST PREFERRED SECURITIES

                               OF

                          SCE&G TRUST I

              7.55% TRUST PREFERRED SECURITIES, SERIES A
          (LIQUIDATION AMOUNT $25 PER TRUST PREFERRED SECURITY)

     SCE&G Trust I, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that _________________ (the "Holder") is the registered owner of ____________________ (________________) Trust Preferred
Securities of the Issuer Trust representing a preferred undivided beneficial interest in the assets of the Issuer Trust and designated the SC&EG Trust I 7.55% Trust Preferred Securities, Series A (liquidation amount $25 per Trust Preferred Security) (the "Trust Preferred Securities"). The Trust Preferred Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Preferred Securities are set forth in, and this certificate and the Trust Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of October 28, 1997, as the same may be amended from time to time (the "Trust Agreement"), among South Carolina Electric & Gas Company, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, the Administrative Trustees named therein and the holders, from time to time, of undivided beneficial interests in the assets of the Issuer Trust, including the designation of the terms of the Trust Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by South Carolina Electric & Gas Company and The Bank of New York, as guarantee trustee, dated as of October 28, 1997 (the "Guarantee Agreement"), to the extent provided therein. The Issuer Trust will furnish a copy of the Issuer Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate this _______ day of ____________, 199___.

                              SCE&G TRUST I



By:_______________________________________
                              Name:  M. R. Cannon
                              Administrative Trustee

                         ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust Preferred Security to:

-----------------------------------------------------------------
   (Insert assignee's social security or tax identification number)

-----------------------------------------------------------------

-----------------------------------------------------------------
                   (Insert address and zip code of assignee)

and irrevocably appoints-----------------------------------------
-----------------------------------------------------------------

agent to transfer this Trust Preferred Securities Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

Date:
      ----------------

Signature:
       -----------------------------------------------------------
      (Sign exactly as your name appears on the other side of this Trust Preferred Securities Certificate). The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.



Signature Guaranty:  _____________________________________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of The Bank of New York, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by The Bank of New York in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


84